UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2021

Midwest Holding Inc.

(Exact name of registrant as specified in its charter)

delaware	001-39812	20-0362426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 South 70th Street, Suite 400

Lincoln, Nebraska 68506

(Address of principal executive offices) (Zip Code)

(402) 489-8266

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):\

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.001 par value	MDWT	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Effective December 17, 2021, Midwest Holding Inc. (the “Company”) and A. Michael Salem entered into a Severance Agreement and Release (the “Agreement”), memorializing the terms of Mr. Salem’s resignation of employment with the Company previously reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2021. The following is a summary of the material terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Report. Pursuant to the Agreement, Mr. Salem will receive:

a.	the equivalent of his annual base salary of $300,000 and a bonus of $225,000, both of which will be payable quarterly over the 12 months following November 19, 2021 (the “Termination Date”), less applicable taxes, deductions and withholdings (the “Severance”);

b.	immediate full vesting of his stock options for 74,751 shares of the Company’s voting common stock at an exercise price of $41.25 per share and otherwise subject to the terms of the stock option agreement evidencing his options; and

c.	reimbursement from the Company of the monthly premium payable to continue his and his eligible dependents’ participation in the Company’s group health plan which covers such persons for a period of 18 months following the Termination Date, provided that he is eligible and remains eligible for COBRA coverage; and provided, further, that in the event he obtains other employment that offers group health benefits, such continuation of coverage by the Company shall then cease.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2021, the Company announced the promotion of Georgette C. Nicholas, age 57, to Chief Executive Officer of the Company effective as of November 19, 2021. Prior to her promotion, Ms. Nicholas was the Company’s President and Chief Financial Officer. She continues to act as interim Chief Financial Officer until the Company hires a replacement. On December 22, 2021, the Company and Ms. Nicholas entered into an amendment and restatement to her original employment agreement (the “Amended and Restated Employment Agreement”).

The material revisions in the Amended and Restated Employment Agreement compared to the original employment agreement are as follows:

Bonus. Ms. Nicholas has an annual target bonus percentage of 75% of the current Base Salary, an increase from 50% (“Target Bonus”). The upper end of the actual annual bonus range increased from 100% to 150% of the Base Salary. For 2021, her minimum bonus has been increased from $50,000 to $100,000. For 2022, Ms. Nicholas will be paid a minimum bonus of $250,000 if she is employed by the Company at the end of 2022.

Additional Stock Option Grant. Ms. Nicholas was awarded additional stock options pursuant to our 2020 Long-Term Incentive Plan for 30,000 shares of the Company’s voting common stock at an exercise price of $16.37 per share. The stock options vest in equal installments on each of the first seven anniversaries of the effective date.

The following is a summary of the material features of the Amended and Restated Employment Agreement and is qualified in its entirety by reference to the full text of it, a copy of which is filed as Exhibit 10.2 to this Report.

The initial term of employment of Ms. Nicholas is three years from December 22, 2021 and it will be automatically extended on an annual basis thereafter for successive one-year renewal terms unless written notice of nonrenewal is given by either party. If a notice of nonrenewal is given, the term of employment will end at the end of the initial term or renewal term, as the case may be, unless terminated earlier as described below. The Amended and Restated Employment Agreement provided certain other benefits as follows:

Base Salary. The initial annual base salary is $300,000 (“Base Salary”). However, the Base Salary may be renegotiated by the parties each calendar year based on periodic performance reviews, although the Company retains sole discretion to maintain or modify the Base Salary. The Base Salary is payable for up to six months in case of illness or temporary disability of Ms. Nicholas.

Bonus. Ms. Nicholas will be eligible for an annual target bonus of 75% of her current Base Salary (“Target Bonus”). However, the actual annual bonus may range from 0% to 150% of the Base Salary and will be determined based upon achievement of performance goals set by the Compensation Committee of the Board of Directors of the Company (the “Committee”). For the 2021 performance year, Ms. Nicholas will be paid a minimum bonus of $100,000, which will become payable on or before March 15, 2022. For the 2022 year (if Ms. Nicholas is employed by the Company at the end of 2022), she will be paid a minimum bonus of $250,000, which would become payable on or before March 15, 2023. The Committee, in its discretion, may pay a pro-rata Target Bonus if Ms. Nicholas is not employed at the end of a calendar year, except that if her employment ceases due to death or disability, a pro-rata target bonus must be paid.

Equity Compensation. Ms. Nicholas received an additional stock option grant summarized above under “Additional Stock Option Grant.”

Benefits. The Company will provide Ms. Nicholas with retirement and other benefits as are customarily provided to similarly situated executives of the Company, including paid personal leave of up to four weeks, sick leave of one week, coverage under the Company’s medical, life, disability and other insurance plans, and reimbursement for all reasonable business expenses in accordance with the Company’s expense reimbursement policy.

Termination. The Company or Ms. Nicholas terminates the Amended and Restated Agreement prior to the expiration of its Term at any time upon written notice.

Effect of Termination; Severance. In the event of a termination of employment of Ms. Nicholas due to (i) death, (ii) permanent disability, or (iii) by the Company for Good Cause (as defined below), Ms. Nicholas will be entitled to payment of any earned but unpaid Base Salary, Target Bonus and other benefits through the date of termination as well as unreimbursed business expenses.

In the event of voluntary resignation of employment by Ms. Nicholas without Good Reason (as defined below), she will be entitled to payment of her Base Salary for a period of 12 months following her resignation and will be paid any earned but unpaid Target Bonus for the prior year; provided, that she is in compliance with the non-compete provisions of the Amended and Restated Employment Agreement and executes and does not revoke the release attached as an exhibit to the Amended and Restated Employment Agreement (the “Release”).

In addition to the foregoing, if (i) the Company terminates the employment of Ms. Nicholas other than due to death, permanent disability or Good Cause (ii) the Company does not renew the Amended and Restated Employment Agreement, or (iii) Ms. Nicholas terminates her employment for Good Reason (each a “Qualifying Termination”), then provided that she is in compliance with the non-compete provisions of the Amended and Restated Employment Agreement and executes and does not revoke the Release, the Company will (i) pay Ms. Nicholas, on a quarterly basis, her Base Salary and Target Bonus for 12 months following her termination, (ii) provide continued vesting of all of her outstanding stock options and equity awards through the 12-month severance period and (iii) to the extent Ms. Nicholas elects to continue health coverage under our health plan under COBRA, reimburse her for premiums she pays to extend such coverage for up to 12 months following her termination; provided, however, that such reimbursement shall cease if she obtains other employment that offers group health benefits.

Non-Competition. During her employment with the Company and for a period of 12 months thereafter, Ms. Nicholas may not directly or indirectly compete with the Company within the United States.

Clawbacks. Ms. Nicholas’ incentive compensation will be subject to clawback regulations in effect under applicable law or stock exchange listing standards.

“Good Cause” generally includes (subject to certain cure provisions):

(i)        willfully engaging in acts or omissions determined to constitute fraud, breach of fiduciary duty or intentional wrongdoing or malfeasance;

(ii)       conviction of, or entering a plea of guilty or nolo contendere to charges of, any criminal violation involving fraud, theft or dishonesty;

(iii)      conviction of, or entering a plea of guilty or nolo contendere to charges of, any non-vehicular felony which has or is substantially likely to have a material adverse effect on her ability to carry out her duties under the Amended and Restated Employment Agreement or on the reputation or activities of the Company;

(iv)      habitual abuse of alcohol, illegal drugs or controlled substances or non-prescribed prescription medicine, and such abuse materially and adversely interferes with the performance of the duties and responsibilities;

(v)       a material breach of the terms of any agreement between Ms. Nicholas and the Company relating to her employment;

(vi)      engaging in acts or omissions constituting gross negligence in the performance (or non-performance) of her duties; or

(vii)     material failure in the performance of duties and/or responsibilities on behalf of the Company.

“Good Reason” generally means (subject to certain cure provisions):

(i)        any material diminution of any duties, responsibilities, and authorities inconsistent in any respect with Ms. Nicholas’ position as Chief Executive Officer;

(ii)       any failure by the Company to comply with any of the compensation provisions of the Amended and Restated Employment Agreement (except for isolated, insubstantial and inadvertent failure not occurring in bad faith and which are remedied by the Company); or

(iii)      the Company materially breaches the terms of any agreement between Ms. Nicholas and the Company relating to her employment, or materially fails to satisfy the conditions and requirements of the Amended and Restated Employment Agreement.

Prior to Ms. Nicholas’ employment with the Company, Ms. Nicholas previously held the position of CEO and Managing Director for Genworth Mortgage Insurance Australia, a publicly listed ASX company in Sydney, Australia from October 2015 through March 2020. She also held various roles with Genworth Financial, Inc. in investor relations, chief financial officer roles in the mortgage insurance business and controllership beginning in 2005. Ms. Nicholas also worked in public accounting, including as a firm director with Deloitte.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed as a part of this Report:

Exhibit No.	Description
10.1	Severance Agreement and Release Between Midwest Holding Inc. and A. Michael Salem dated December 17, 2021.

10.2	Amended and Restated Executive Employment Agreement Between Georgette C. Nicholas and Midwest Holding Inc. dated December 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 23, 2021.

MIDWEST HOLDING INC.

By:	/s/ Georgette C. Nicholas
Name:	Georgette C. Nicholas
Title:	Chief Executive Officer